UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2021

GOLDEN STAR RESOURCE CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52837	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

#300 – 500 North Rainbow Blvd

Las Vegas, Nevada 89107

(Address of Principal Executive Offices) (Zip Code)

(760) 464-9869

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	GLNS	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2021 GOLDEN STAR RESOURCE CORP. appointed Annie King as director of the Company.

Ms. King is a self-employed Marketing and Communication Consultant. With over 12 years of marketing experience Ms. King was engaged by the Venetian Resort between April 2018 and October 2020, engaged by the Golden Nugget Hotel and Casino between July 2017- April 2018 and engaged by Expedia Inc. between June 2016 and June 2017. Ms. King is 33 years old.

On September 24, 2021, GOLDEN STAR RESOURCE CORP., concurrent with accepting Steve Bergstrom’s resignation as CEO, Marilyn Miller has been appointed CEO of the Corporation.

Item 9.01 Financial Statements and Exhibits.

Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit Number	Description of Exhibit

99.1	None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GOLDEN STAR RESOURCE CORP.

Dated: September 29, 2021	By:	/s/ Marilyn Miller
Marilyn Miller
Chief Executive Officer, Director